Exhibit 99.2

Historical Reconciliation between net income (loss) on a GAAP and a pro-forma basis (in thousands)

	Quarters Ended
	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002	March 31, 2002	December 31, 2002
GAAP net income (loss)	991	(7,325)	(17,733)	$(979)	419	615
Amortization of goodwill and other intangible assets	1,469	1,552	3,131	2,767	2,767	2,767
In process research and development		142	600
Restructuring charge		3,329	4,186
Executive recruiting costs						450
Income tax effect			2,533	(1,380)	(345)	(808)

Pro forma net income (loss)	2,460	(2,302)	(7,283)	408	2,841	3,024